UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 25, 2009

(Date of earliest event reported)

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3405 West Dr. Martin Luther King Jr. Boulevard Suite 101 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Comprehensive Care Corporation (“CompCare” or the “Company”) entered into Subscription Agreements with Howard M. Jenkins and Harry Ross on February 25 and 26, 2009, respectively (“the Agreements”). Mr. Jenkins purchased 6,000,000 shares of CompCare common stock, par value $0.01 per share (“CompCare Shares”), for $1,500,000 and Mr. Ross purchased 400,000 CompCare Shares for $100,000 (the “Transaction”). CompCare intends to use the net proceeds from the sale of the securities hereunder for working capital and in sales and marketing to help accelerate new business. Copies of the Agreements are attached hereto as Exhibit 10.1 and 10.2.

Prior to the Transaction, Mr. Jenkins had owned 2,000,000 CompCare Shares acquired on January 20, 2009, as a result of a merger between CompCare and Core Corporate Consulting Group, Inc. The merger is described in detail in the Form 8-K filed with the SEC on January 23, 2009. As a result of the Transaction, Mr. Jenkins now owns 8,000,000 CompCare Shares representing a beneficial ownership of 34.2% of the outstanding stock of CompCare.

Prior to the Transaction, Mr. Ross had owned 1,200,000 CompCare shares and a $200,000 convertible promissory note, paying monthly interest of 8.5% per annum and maturing on August 31, 2011, convertible at the noteholder’s option at anytime prior to maturity into 800,000 shares of CompCare common stock. As a result of the Transaction, Mr. Ross now owns a $200,000 promissory note convertible into 800,000 shares and 1,600,000 shares of CompCare common stock, which represents a beneficial ownership of 9.9% of the outstanding stock of CompCare.

Item 3.02.	Unregistered Sale of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The CompCare Shares were sold to these individuals in a private placement not involving a public offering. Based on certain representations and warranties of these individuals in their respective Agreements, CompCare relied on Section 4(2) of the Securities Act for an exemption from the registration requirements of the Securities Act. The CompCare Shares purchased have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Officers

On February 26, 2009, Giuseppe (Joe) Crisafi was appointed as the Company’s Chief Financial Officer. Mr. Crisafi will report jointly to the Company’s Chief Executive Officer and the Board

of Directors. The Company and Mr. Crisafi have not yet executed a written agreement, however, the parties have agreed that the material terms of such an agreement will include a term of three years and a base salary of $390,000 per annum increased annually by an amount no less than an amount equal to the percentage increase in the consumer price index for the Tampa, Florida metropolitan area. The Company has the right to defer any part of such compensation. The Company has initially elected to defer a part of Mr. Crisafi’s salary and as such, Mr. Crisafi will receive $205,000 on an annualized basis with the remainder of his base compensation being deferred until the Company reaches certain milestones, which are yet undefined. In addition Mr. Crisafi will be entitled to a special bonus in the amount equal to one percent of the Company’s pre-tax profits from the preceding year (as determined by the application of generally accepted accounting principles), up to the first $1,000,000 of such profits; plus an additional sum equal to two percent of the Company’s pre-tax profits for all sums over $1,000,000. In the event Mr. Crisafi’s employment is terminated without cause 12 months from a change in control, the Company shall pay to Mr. Crisafi a lump sum amount equal to the aggregate of (i) any accrued unpaid salary; (ii) any accrued but unpaid expenses; (iii) any accrued but unpaid bonuses; (iv) unissued warrants, if any; and (v) the total compensation which would have been paid to Mr. Crisafi through five full years of compensation from the date of termination.

On February 26, 2009, Robert L. Landis was appointed as the Company’s Chief Accounting Officer. Mr. Landis will report directly to the Company’s Chief Financial Officer. The Company and Mr. Landis have not yet executed a written agreement, however, the parties have agreed that the material terms of such an agreement will include a term of three years and a base salary of $191,500 per annum increased annually by an amount no less than an amount equal to the percentage increase in the consumer price index for the Tampa, Florida metropolitan area. In addition, Mr. Landis will receive a signing bonus of $20,000 plus 500,000 shares of the Company’s common stock. In the event Mr. Landis’ employment is terminated without cause 12 months from a change in control, the Company shall pay to Mr. Landis a lump sum amount equal to the aggregate of (i) any accrued unpaid salary; (ii) any accrued but unpaid expenses; (iii) any accrued but unpaid bonuses; (iv) unissued warrants, if any; and (v) the total compensation which would have been paid to Mr. Landis through three full years of compensation from the date of termination.

Resignation of Directors

As a result of a corporate reorganization and not as the result of any disagreement with the Company, Robert J. Landis, resigned as a director of the Company, effective February 25, 2009.

Election of Directors

On February 26, 2009, Giuseppe (Joe) Crisafi was elected to the Company’s Board of Directors.

Giuseppe (Joe) Crisafi, 39, has over 20 years experience in Finance and has worked in a number of industries internationally, including healthcare, banking, public accounting and utilities. Prior to joining CompCare, Mr. Crisafi served as a Director and the Chief Financial Officer of Core Corporate Consulting Group, Inc. from November 2008 to January 2009. He also served as the Chief Financial Officer of The Amacore Group, Inc. from September 2007 to August 2008.

During the period January 2007 to September 2007, Mr. Crisafi provided specialist consulting services to Madison Partners, a public accounting firm in Australia. From August 2005 to December 2006 he was Vice President of Finance at Lehman Brothers. He operated his own consulting practice from November 2000 to September 2003. Prior to starting his own consulting practice, Mr. Crisafi was a Director at KPMG, where he worked for 10 years in the Forensic, Risk Management, Corporate Finance and Corporate Turnaround divisions. Mr. Crisafi holds an MBA degree from Columbia University, a Diploma in Applied Investment & Finance awarded by the Securities Institution of Australia, and a Bachelors of Economics degree from Monash University. He is a CPA in the United States and a Chartered Accountant in Australia.

Item 8.01.	Other Events.

Following a meeting of the Board of Directors held on February 26, 2009, CompCare authorized its transfer agent to cancel 6,292,266 shares held by its wholly owned subsidiary, Core Corporate Consulting Group, Inc.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Subscription Agreement dated February 23, 2009 between Comprehensive Care Corporation and Howard M. Jenkins

10.2	Subscription Agreement dated February 26, 2009 between Comprehensive Care Corporation and Harry Ross

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

By:	/s/ Giuseppe Crisafi
Name:	Giuseppe Crisafi
Title:	Chief Financial Officer

Date: March 3, 2009

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